                                  EXHIBIT  12

                       FERRO CORPORATION AND SUBSIDIARIES
                    RATIO  OF  EARNINGS  TO  FIXED  CHARGES
                                                                              BEFORE
                                                                             ACCT  CHG
                                       SEPTEMBER           SEPTEMBER         SEPTEMBER
                                         1994                1993              1993
                                      -----------         -----------       -----------
Earnings:
   Pre-Tax  Income                        55,339             65,530             65,530
       Accounting  Change         1.           -            (37,764)                 -
   Add:  Fixed  Charges                    9,837              8,752              8,752
   Less:  Interest  Capitalization          (691)              (809)              (809)
                                      -----------         -----------       -----------

      Total  Earnings  (Loss)             64,485             35,709             73,473
                                      ===========         ===========       ===========

Fixed  Charges:
   Interest  Expense                       8,546              7,343              7,343
   Interest  Capitalization                  691                809                809
   Interest  Portion  of
     Rental  Expense                         600                600                600
                                      -----------         -----------       -----------

     Total  Fixed  Charges                 9,837              8,752              8,752
                                      ===========         ===========       ===========

     Total  Earnings  (Loss)              64,485             35,709             73,473

Divided  By:
     Total  Fixed  Charges                 9,837              8,752              8,752
                                      -----------         -----------       -----------


             Ratio                          6.56               4.08               8.39

                                  1. Accounting for Postretirement Benefits, other than Pensions


Note: Preferred dividends are excluded. Amortization of debt expense and discounts and prem immaterial to the above calculation. Interest portion of rental expense are conser actual amounts from prior years.